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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 27, 2000
                                                  --------------


                           ARIAD PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                         0-21696                     22-3106987
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 (State or other                   (Commission                 (IRS Employer
  jurisdiction                     File Number)              Identification No.)
of incorporation)


26 Landsdowne Street, Cambridge, Massachusetts                      02139
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   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400
                                                           --------------


                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           OTHER EVENTS

         On March 27, 2000, ARIAD Pharmaceuticals, Inc. (the "REGISTRANT") announced that it had delivered on that same day to State Street Bank and Trust Company of Boston, Massachusetts, in its capacity as Warrant Agent (the "WARRANT AGENT"), notice of its call for redemption of all of its outstanding Common Stock Purchase Warrants (the "WARRANTS").

         In its notice the Registrant established April 27, 2000 as the call date for the redemption of the Warrants (the "CALL DATE"). The price to be paid on or after the Call Date for any Warrants that have not been exercised before the Call Date shall be $0.05 per Warrant (the "CALL PRICE"). The payment of the aggregate Call Price for each holder's Warrants shall be made by the Warrant Agent upon presentation and surrender of the certificate or certificates representing such holder's Warrants to the Warrant Agent at its principal office, currently located at 150 Royall Street, Canton, MA 02021, Mail Stop - 45-02-62. The right to exercise the Warrants will terminate at 5:00 p.m., New York City time, on April 26, 2000. The Warrants are exercisable at $8.40 per share and are traded on the NASDAQ National Market under the symbol "ARIAW."

           A copy of the related press release is filed herewith as Exhibit
99.1.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.  Not applicable.

(b)      Pro forma financial information. Not applicable.

(c)      Exhibits.

                  Exhibit
                     No.            Description
                  -------           -----------

                    99.1            Press Release, dated March 27, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ARIAD PHARMACEUTICALS, INC.



Dated: April 4, 2000                         By: /s/ Jay R. LaMarche
                                                 -------------------------------
                                                 Jay R. LaMarche
                                                 Executive Vice President


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                                  EXHIBIT INDEX


Exhibit No.                          Description
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   99.1                    Press Release, dated March 27, 2000.